                                                                    EXHIBIT 99.1

                                    INTROBUZZ
                             SUBSCRIPTION AGREEMENT

1. INVESTMENT:

The undersigned  ("Buyer") subscribes for ____________ Shares of Common Stock of
Introbuzz at $0.05 per share.

Total    subscription    price    ($0.05    times    number   of   Shares):    =
$_____________________.  PLEASE MAKE CHECKS PAYABLE TO: Law Offices of Harold P.
Gewerter,  Esq.,  Ltd.,  Client  Trust  Account  f/b/o  Inrrobuzz.

2. INVESTOR INFORMATION:

---------------------------------            -----------------------------------
Name (type or print)                         SSN/EIN/Taxpayer I.D.

E-Mail address:
               ------------------            -----------------------------------
                                             Address

---------------------------------            -----------------------------------
Joint Name (type or print)                   SSN/EIN/Taxpayer I.D.

E-Mail address:
               ------------------            -----------------------------------
                                             Address (If different from above)

Mailing Address (if different from above):

---------------------------------      ------------------------      -----------
Street                                      City/State                  Zip

Business Phone: (   )                        Home Phone: (   )
                -----------------                        -----------------

3. TYPE OF OWNERSHIP: (You must check one box)

[ ] Individual                          [ ] Custodian for

[ ] Tenants in Common                   [ ] Uniform Gifts to Minors Act of the
                                            State of:
                                                     ------------------

[ ] Joint Tenants with rights of        [ ] Corporation (Inc., LLC, LP) -
    Survivorship                            Please List all officers,
                                            directors, partners, managers, etc.:

[ ] Partnership (Limited Partnerships
    use "Corporation")

[ ] Trust

[ ] Community Property                  [ ] Other (please explain)

4. Further  Representations,  Warrants and  Covenants.  Buyer hereby  represents warrants, covenants and agrees as follows:

     (a)  Buyer is at least  eighteen  (18)  years of age with an address as set forth in this Subscription Agreement.

     (b)  Except as set forth in the  Prospectus  and the exhibits  thereto,  no representations  or warranties,  oral or otherwise,  have been made to
          Buyer by the Company or any other  person,  whether or not  associated with the Company or this offering.  In entering into this transaction,
          Buyer is not relying upon any  information,  other than that contained in the  Prospectus  and the  exhibits  thereto  and the results of any
          independent   investigation   conducted   by  Buyer  at  Buyer's  sole
          discretion and judgment.

     (c)  Buyer is under no legal  disability nor is Buyer subject to any order, which would prevent or interfere with Buyer's execution,  delivery and performance of this  Subscription  Agreement or his or her purchase of the  Shares.  The Shares are being  purchased  solely for  Buyer's own account and not for the account of others and for investment  purposes only, and are not being  purchased with a view to or for the transfer, assignment,  resale or distribution  thereof,  in whole or part. Buyer has  no  present  plans  to  enter  into  any  contract,  undertaking, agreement or  arrangement  with respect to the  transfer,  assignment, resale or distribution of any of the Shares.

 5. Acceptance of Subscription.

     (a)  It is  understood  that  this  subscription  is not  binding  upon the
          Company  until  accepted by the Company,  and that the Company has the right to accept or reject this  subscription,  in whole or in part, in its sole and complete discretion.  If this subscription is rejected in whole,  the  Company  shall  return to Buyer,  without  interest,  the
          Payment  tendered by Buyer,  in which case the Company and Buyer shall have no further obligation to each other hereunder.  In the event of a partial  rejection  of  this  subscription,  Buyer's  Payment  will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new  payment in the amount of the  purchase  price for the number of
          Shares to be purchased hereunder following a partial rejection of this subscription.

6. Governing Law.

     (a)  This  Subscription  Agreement  shall be governed and  construed in all respects in  accordance  with the laws of the State of Nevada  without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription  Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

                                     INVESTOR SUBSCRIPTION ACCEPTED AS OF

------------------------------               day of                 ,
Signature of Buyer                   -------        ---------------- -----------

                                     Introbuzz
------------------------------       7816 Calico Flower Avenue
Printed Name                         Las Vegas, Nevada 89128

------------------------------
Date                                 By:
                                        ----------------------------------------
                                        President

            Deliver completed subscription agreements and checks to:
                  Law Offices of Harold P. Gewerter, Esq., Ltd.
                           5440 West Sahara, Suite 105
                             Las Vegas, Nevada 89146